Exhibit 10.1

RECEIVABLES SALE AGREEMENT

dated as of September 20, 2017

between

FIFTH THIRD BANK

and

FIFTH THIRD HOLDINGS, LLC

SECTION 4.13	Nonpetition Covenant	13

SECTION 4.14	Submission to Jurisdiction; Waiver of Jury Trial	13

SECTION 4.15	Not Applicable to the Bank in Other Capacities	14

SECTION 4.16	Information Requests	14

EXHIBITS

Exhibit A	Form of Assignment Pursuant to Receivables Sale Agreement
Schedule I	Representations and Warranties with Respect to the Receivables Transferred by the Bank to FTH LLC
Schedule II	Perfection Representations, Warranties and Covenants

This RECEIVABLES SALE AGREEMENT is made and entered into as of September 20, 2017 (as amended, restated, supplemented or otherwise modified and in effect from time to time, this “Agreement”) by FIFTH THIRD BANK, an Ohio banking corporation (the “Bank”), and FIFTH THIRD HOLDINGS, LLC, a Delaware limited liability company (“FTH LLC”).

WITNESSETH:

WHEREAS, FTH LLC desires to purchase from the Bank a portfolio of motor vehicle receivables, including motor vehicle retail installment sale contracts and/or installment loans that are secured by new and used automobiles, light-duty trucks, vans and other motor vehicles; and

WHEREAS, the Bank is willing to sell such portfolio of motor vehicle receivables and related property to FTH LLC on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND USAGE

SECTION 1.1    Definitions.    Except as otherwise defined herein or as the context may otherwise require, capitalized terms used but not otherwise defined herein are defined in Appendix A to the Sale Agreement, dated as of the date hereof (as from time to time amended, supplemented or otherwise modified and in effect, the “Sale Agreement”), between Fifth Third Holdings Funding, LLC, as seller, and Fifth Third Auto Trust 2017-1, as issuer, which contains rules as to usage that are applicable herein.

SECTION 1.2    Other Interpretive Provisions.    For purposes of this Agreement, unless the context otherwise requires: (a) accounting terms not otherwise defined in this Agreement, and accounting terms partly defined in this Agreement to the extent not defined, shall have the respective meanings given to them under GAAP (provided that, to the extent that the definitions in this Agreement and GAAP conflict, the definitions in this Agreement shall control); (b) terms defined in Article 9 of the UCC as in effect in the relevant jurisdiction and not otherwise defined in this Agreement are used as defined in that Article; (c) the words “hereof,” “herein” and “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement; (d) references to any Article, Section, Schedule, Appendix or Exhibit are references to Articles, Sections, Schedules, Appendices and Exhibits in or to this Agreement and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (e) the term “including” and all variations thereof means “including without limitation”; (f) except as otherwise expressly provided herein, references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation; (g) references to any Person include that Person’s successors and assigns; and (h) headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

ARTICLE II

PURCHASE

SECTION 2.1    Agreement to Sell and Contribute on the Closing Date.    On the terms and subject to the conditions set forth in this Agreement, the Bank does hereby transfer, assign, sell, contribute and otherwise convey to FTH LLC without recourse (subject to the obligations herein) on the Closing Date all of its right, title, interest, claims and demands in, to and under the Receivables, the Collections after the Cut-Off Date, the Receivable Files and the Related Security relating thereto, whether now owned or hereafter acquired, as evidenced by an assignment substantially in the form of Exhibit A (“Assignment”) delivered on the Closing Date (the “Bank Transferred Assets”). The sale, transfer, assignment, contribution and conveyance made hereunder does not constitute and is not intended to result in an assumption by FTH LLC of any obligation of the Bank to the Obligors, the Dealers, insurers or any other Person in connection with the Receivables or the other assets and properties conveyed hereunder or any agreement, document or instrument related thereto.

SECTION 2.2    Consideration and Payment.    In consideration of the transfer of the Bank Transferred Assets conveyed to FTH LLC on the Closing Date, FTH LLC shall pay in cash to the Bank on such date an amount equal to the estimated fair market value of the Bank Transferred Assets on the Closing Date.

ARTICLE III

REPRESENTATIONS, WARRANTIES AND COVENANTS

SECTION 3.1    Representations and Warranties of the Bank.    The Bank makes the following representations and warranties as of the Closing Date on which FTH LLC will be deemed to have relied in acquiring the Bank Transferred Assets. The representations and warranties will survive the conveyance of the Bank Transferred Assets to FTH LLC pursuant to this Agreement, the conveyance of the Bank Transferred Assets by FTH LLC to the Seller pursuant to the Purchase Agreement, the conveyance of the Bank Transferred Assets by the Seller to the Issuer pursuant to the Sale Agreement and the Grant thereof by the Issuer to the Indenture Trustee pursuant to the Indenture:

(a)    Existence and Power. The Bank is a banking corporation validly existing and in good standing under the laws of its state of organization and has, in all material respects, all power and authority to carry on its business as it is now conducted. The Bank has obtained all necessary licenses and approvals in each jurisdiction where the failure to do so would reasonably be expected to materially and adversely affect the ability of the Bank to perform its obligations under the Transaction Documents or affect the enforceability or collectability of the Receivables or any other part of the Bank Transferred Assets.

(b)    Authorization and No Contravention.    The execution, delivery and performance by the Bank of the Transaction Documents to which it is a party (i) have been duly authorized by all necessary action on the part of the Bank and (ii) do not contravene or constitute a default under (A) any applicable law, rule or regulation, (B) its organizational documents or (C) any material agreement, contract, order or other instrument to which it is a party or its property is subject (other than, in the case of clauses (A), (B) and (C), violations which do not affect the legality, validity or enforceability of any of such agreements and which, individually or in the aggregate, would not materially and adversely affect the transactions contemplated by, or the Bank’s ability to perform its obligations under, the Transaction Documents).

(c)    No Consent Required.    No approval or authorization by, or filing with, any Governmental Authority is required in connection with the execution, delivery and performance by the Bank of any Transaction Document other than (i) UCC filings, (ii) approvals and authorizations that have previously been obtained and filings that have previously been made and (iii) approvals, authorizations or filings which, if not obtained or made, would not have a material adverse effect on the enforceability or collectability of the Receivables or any other part of the Bank Transferred Assets or would not materially and adversely affect the ability of the Bank to perform its obligations under the Transaction Documents.

(d)    Binding Effect.    Each Transaction Document to which the Bank is a party constitutes the legal, valid and binding obligation of the Bank enforceable against the Bank in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or other similar laws affecting the enforcement of creditors’ rights generally and, if applicable, the rights of creditors of corporations from time to time in effect or by general principles of equity.

(e)    No Proceedings.    There are no Proceedings pending or, to the knowledge of the Bank, threatened against the Bank before or by any Governmental Authority that (i) assert the invalidity or unenforceability of this Agreement or any of the other Transaction Documents, (ii) seek to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the other Transaction Documents, (iii) seek any determination or ruling that would materially and adversely affect the performance by the Bank of its obligations under this Agreement or any of the other Transaction Documents or the collectability or enforceability of the Receivables, or (iv) relate to the Bank that would materially and adversely affect the federal or Applicable Tax State income, excise, franchise or similar tax attributes of the Notes.

(f)    Lien Filings.  The Bank is not aware of any material judgment, ERISA or tax lien filings against the Bank.

(g)    Selection Procedures. No selection procedures believed by the Bank to be adverse to the Noteholders were utilized in selecting the Receivables from the Bank’s portfolio of retail installment sale contracts and installment loans.

(h)    Ordinary Course. The transactions contemplated by this Agreement and the other Transaction Documents to which the Bank is a party are in the ordinary course of the Bank’s business.

(i)    Security Interest. No Receivables are pledged, assigned, sold, subject to a security interest or otherwise conveyed other than pursuant to the Transaction Documents. The Bank has not authorized the filing of and is not aware of any financing statements against the Bank that includes a description of collateral covering any Receivable other than any financing statement relating to security interests granted under the Transaction Documents or that have been or, prior to the assignment of such Receivables hereunder, will be terminated, amended or released. This Agreement creates a valid and continuing security interest in the Receivables (other than the Related Security with respect thereto, to the extent that an ownership interest therein cannot be perfected by the filing of a financing statement) in favor of FTH LLC which security interest is prior to all other Liens (other than Permitted Liens) and is enforceable as such against all other creditors of and purchasers and assignees from the Bank.

SECTION 3.2    Representations and Warranties of the Bank as to each Receivable.    The Bank hereby makes the representations and warranties set forth on Schedule I as to the Receivables sold, contributed, transferred, assigned and otherwise conveyed to FTH LLC under this Agreement on which such representations and warranties FTH LLC is relying in acquiring the Receivables. Such representations and warranties speak as of the execution and delivery of this Agreement or as of the Cut-off Date, as applicable, but shall survive the conveyance of the Receivables to the Seller under the Purchase Agreement, the conveyance of the Receivables by the Seller to the Issuer under the Sale Agreement and the Grant of the Receivables by the Issuer to the Indenture Trustee pursuant to the Indenture. Notwithstanding any statement to the contrary contained herein or in any other Transaction Document, the Bank shall not be required to notify any insurer with respect to any Insurance Policy obtained by an Obligor or to notify any Dealer about any aspect of the transaction contemplated by the Transaction Documents. Any inaccuracy in any of such representations or warranties shall be deemed not to constitute a breach of such representations or warranties if such inaccuracy does not affect the ability of the Issuer to receive and retain payment in full on such Receivable.

SECTION 3.3    Repurchase upon Breach.

(a)    The Bank hereby covenants and agrees that if the Bank discovers or is notified by a Requesting Party with a Repurchase Request regarding a breach of any of the Bank’s representations and warranties set forth in Section 3.2 with respect to any Receivable at the time such representations and warranties were made, the Bank will investigate the Receivable to confirm the breach and determine if the breach materially and adversely affects the interests of the Issuer or the Noteholders and triggers a repurchase event (“Repurchase Event”). Upon discovery by any party hereto of a Repurchase Event, the party discovering such breach shall give prompt written notice thereof to the other party hereto; provided, that delivery of a Servicer’s Certificate which identifies the Receivables that are being or have been repurchased shall be deemed to constitute prompt written notice of such breach; provided, further, that the failure to give such notice shall not affect any obligation of the Bank under this Section 3.3(a). Following a Repurchase Event, the Bank shall either (a) correct or cure such breach or (b) repurchase such Receivable from the Issuer, in either case on or before the Payment Date following the end of the Collection Period which includes the sixtieth (60th) day (or, if the Bank elects, an earlier date) after the date that the Bank became aware of or was notified of and confirmed such breach. Any such breach or failure will be deemed not to have a material adverse effect on the Noteholders or the Issuer if such breach or failure does not affect the ability of the Issuer or the Noteholders to receive and retain payment in full on such Receivable. Any such purchase by the Bank shall be at a price equal to the Repurchase Price. In consideration for such repurchase, the Bank shall make (or shall cause to be made) a payment to the Issuer equal to the Repurchase Price by depositing such amount into the Collection Account prior to 11:00 a.m., New York City time on the date of such repurchase, if such repurchase date is not a Payment Date or, if such repurchase date is a Payment Date, then prior to the close of business on the Business Day prior to such repurchase date. Upon payment of such Repurchase Price by the Bank, the Issuer and the Indenture Trustee shall release and shall execute and deliver such instruments of release, transfer or assignment, in each case without recourse or representation, as may be reasonably requested by the Bank to evidence such release, transfer or assignment or more effectively vest in the Bank or its designee any Receivable and the related Bank Transferred Assets repurchased pursuant hereto. It is understood and agreed that the obligation of the Bank to purchase any Receivable as described above shall constitute the sole remedy respecting such breach available to FTH LLC, the Depositor, the Issuer, the Noteholders, the Delaware Trustee, the Owner Trustee, the Certificateholders and the Indenture Trustee.

(b)    With respect to all Receivables repurchased by the Bank pursuant to this Agreement, FTH LLC (or its assignee) shall assign, without recourse, representation or warranty, to the Bank all of FTH LLC’s right, title and interest in and to such Receivables and all security and documents relating thereto.

SECTION 3.4    Dispute Resolution.

(a)    If a Requesting Party submits a Repurchase Request to the Bank pursuant to Section 3.3(a) of this Agreement and the Repurchase Request has not been fulfilled or otherwise resolved to the reasonable satisfaction of the Requesting Party within 180 days of the receipt of notice of the request by the Bank, the Requesting Party shall have the right to refer the matter, at its discretion, to either mediation (including non-binding arbitration) or binding arbitration pursuant to this Section 3.4. Dispute resolution to resolve any repurchase request will be available regardless of whether the Noteholders vote to direct an Asset Representations Review.

(b)    The Requesting Party will provide notice in accordance with the provisions of Section 4.2 of its intention to refer the matter to mediation (including non-binding arbitration) or binding arbitration, as applicable, to the Bank, with a copy to FTH LLC, the Issuer, the Depositor, the Owner Trustee and the Indenture Trustee. The Bank agrees that it will participate in the resolution method selected by the Requesting Party. Any settlement agreement reached in a mediation and any decision by an arbitrator in a binding arbitration shall be binding upon the Requesting Party, the Issuer, the Owner Trustee and the Indenture Trustee with respect to the Receivable that is the subject matter of the Repurchase Request, and, in that situation, issues relating to that Receivable may not be re-litigated by the Requesting Party or the Bank or become the subject of a subsequent Repurchase Request by the Requesting Party in mediation (including non-binding arbitration), arbitration, court, or otherwise.

(c)    If the Requesting Party selects mediation as the resolution method, the following provisions will apply:

(i)    The mediation will be administered by a nationally recognized arbitration and mediation association selected by the Requesting Party pursuant to such association’s mediation procedures in effect at such time.

(ii)    The fees and expenses of the mediation will be allocated as mutually agreed by the parties as part of the mediation.

(iii)    The mediator will be impartial, knowledgeable about and experienced with the laws of the State of New York that are relevant to the repurchase dispute and will be appointed from a list of neutrals maintained by the AAA.

(d)    If the Requesting Party selects arbitration (including non-binding arbitration) as the resolution method, the following provisions will apply:

(i)    The arbitration will be administered by a nationally recognized arbitration and mediation association jointly selected by the parties, and if the Requesting Party and the Bank are unable to agree on an association, by the AAA, and conducted pursuant to such association’s arbitration procedures in effect at such time.

(ii)    The arbitrator will be impartial, knowledgeable about and experienced with the laws of the State of New York that are relevant to the repurchase dispute and will be appointed from a list of neutrals maintained by AAA.

(iii)    The arbitrator will make its final determination no later than 90 days after appointment or as soon as practicable thereafter. The arbitrator will resolve the dispute in accordance with the terms of this Agreement, and may not modify or change this Agreement in any way. The arbitrator will not have the power to award punitive damages or consequential damages in any arbitration conducted by it, and the Bank shall not be required to pay more than the applicable Repurchase Price with respect to any receivable which the Bank is required to repurchase under the terms of this Agreement. In its final determination, the arbitrator will determine and award the costs of the arbitration (including the fees of the arbitrator, cost of any record or transcript of the arbitration, and administrative fees) and reasonable attorneys’ fees to the Requesting Party and the Bank as determined by the arbitrator in its reasonable discretion. The determination of the arbitrator will be in writing and counterpart copies will be promptly delivered to the Requesting Party and the Bank. For binding arbitration, the determination of the arbitrator will be final and non-appealable (absent manifest error), except for actions to confirm or vacate the determination permitted under federal or state law, and may be entered and enforced in any court with jurisdiction over the Requesting Party and the Bank and the matter.

(iv)    By selecting binding arbitration, the Requesting Party waives the right to sue in court, including the right to a trial by jury.

(e)    The following provisions will apply to both mediations (including non-binding arbitrations) and arbitrations:

(i)    Any mediation or arbitration will be held in New York, New York or such other location mutually agreed to by the Requesting Party and the Seller;

(ii)    Notwithstanding this dispute resolution provision, the Requesting Party and the Bank will have the right to seek provisional relief from a competent court of law,

including a temporary restraining order, preliminary injunction or attachment order, provided such relief would otherwise be available by law;

Other than as publicly available with the Commission or otherwise publicly disclosed, the details and/or existence of any unfulfilled Repurchase Request, any meetings or discussions regarding any unfulfilled Repurchase Request, mediations or arbitration proceedings conducted under this Section 3.4, including all offers, promises, conduct and statements, whether oral or written, made in the course of the Requesting Party and the Bank’s attempt to resolve an unfulfilled Repurchase Request, any information exchanged in connection with any mediation, and any discovery taken in connection with any arbitration (collectively, “Confidential Information”), shall be and remain confidential and inadmissible (except as permitted in accordance with applicable law) for any purpose, including impeachment, in any mediation, arbitration or litigation, or other proceeding (including any proceeding under this Section 3.4) other than as required to be disclosed in accordance with applicable law, regulatory requirements, or court order or to the extent that the Bank, in its sole discretion, elects to disclose such information. Such information will be kept strictly confidential and will not be disclosed or discussed with any third party, and except that a party may disclose such information to its own attorneys, experts, accountants and other agents and representatives (collectively “Representatives”), as reasonably required in connection with any resolution procedure under this Section 3.4, if the disclosing party (a) directs such Representatives to keep the information confidential, (b) is responsible for any disclosure by its Representatives of such information and (c) takes at its sole expense all reasonable measures to restrain such Representatives from disclosing such information. If any party receives a subpoena or other request for information from a third party (other than a governmental regulatory body) for Confidential Information, the recipient will promptly notify the other party and will provide the other party with the opportunity to object to the production of its Confidential Information or seek other appropriate protective remedies, consistent with the applicable requirements of law and regulation. If, in the absence of a protective order, such party or any of its representatives are compelled as a matter of law, regulation, legal process or by regulatory authority to disclose any portion of the Confidential Information, such party may disclose to the party compelling disclosure only the part of such Confidential Information that is required to be disclosed.

SECTION 3.5    Protection of Title.

(a)    The Bank shall authorize and file such financing statements and cause to be authorized and filed such continuation and other statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of FTH LLC under this Agreement in the Receivables (other than any Related Security with respect thereto, to the extent that the interest of FTH LLC therein cannot be perfected by the filing of a financing statement). The Bank shall deliver (or cause to be delivered) to FTH LLC file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

(b)     The Bank shall notify FTH LLC in writing within ten (10) days following the occurrence of (i) any change in the Bank’s organizational structure as a banking corporation, (ii) any change in the Bank’s “location” (within the meaning of Section 9-307 of the UCC of all applicable jurisdictions) and (iii) any change in the Bank’s name and shall take all action prior to making such change (or shall have made arrangements to take such action substantially simultaneously with such change, if it is not practicable to take such action in advance) reasonably necessary or advisable in the opinion of FTH LLC to amend all previously filed financing statements or continuation statements described in paragraph (a) above. The Bank will at all times maintain its “location” within the United States.

(c)    The Bank shall maintain (or shall cause the Servicer to maintain) its computer systems so that, from time to time after the conveyance under this Agreement of the Receivables, the master computer records (including any backup archives) that refer to a Receivable shall indicate clearly the interest of FTH LLC (or any subsequent assignee of FTH LLC) in such Receivable and that such Receivable is owned by such Person. Indication of such Person’s interest in a Receivable shall not be deleted from or modified on such computer systems until, and only until, the related Receivable shall have been paid in full or repurchased.

(d)    If at any time the Bank shall propose to sell, grant a security interest in or otherwise transfer any interest in motor vehicle receivables to any prospective purchaser, lender or other transferee, the Bank shall give to such prospective purchaser, lender or other transferee computer tapes, records or printouts (including any restored from backup archives) that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable has been sold and is owned by FTH LLC (or any subsequent assignee of FTH LLC).

SECTION 3.6    Other Liens or Interests.  Except for the conveyances and grants of security interests pursuant to this Agreement and the other Transaction Documents, the Bank shall not sell, pledge, assign or transfer the Receivables or other property transferred to FTH LLC to any other Person, or grant, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) on any interest therein, and the Bank shall defend the right, title and interest of FTH LLC in, to and under such Receivables or other property transferred to FTH LLC against all claims of third parties claiming through or under the Bank.

SECTION 3.7    Perfection Representations, Warranties and Covenants.  The perfection representations, warranties and covenants set forth on Schedule II hereto are true and correct to the extent that they are applicable.

SECTION 3.8    Official Record.    So long as the Notes remain outstanding, this Agreement shall be treated as an official record of the Bank within the meaning of Section 13(e) of the Federal Deposit Insurance Act (12 U.S.C. Section 1823(e)).

SECTION 3.9    Compliance with the FDIC Rule.    The Bank (i) shall perform the covenants set forth in Article XII of the Indenture applicable to it and (ii) shall facilitate compliance with Article XII of the Indenture by the Fifth Third Parties.

SECTION 3.10    Merger or Consolidation of, or Assumption of the Obligations of, the Bank.  Any Person (i) into which the Bank may be merged or converted or with which it may be consolidated, to which it may sell or transfer its business and assets as a whole or substantially as a whole, (ii) resulting from any merger, sale, transfer, conversion, or consolidation to which the Bank shall be a party, (iii) succeeding to the business of the Bank or (iv) more than 50% of the voting stock or voting power and 50% or more of the economic equity of which is owned directly or indirectly by Fifth Third Bancorp, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Bank under this Agreement, will be the successor to the Bank under this Agreement without the execution or filing of any document or any further act on the part of any of the parties to this Agreement anything herein to the contrary notwithstanding. Notwithstanding the foregoing, if the Bank enters into any of the foregoing transactions and is not the surviving entity, the Bank will deliver to the Indenture Trustee an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary to preserve and protect the interest of the Issuer and the Indenture Trustee, respectively, in the Receivables or (B) stating that, in the opinion of such counsel, no such action is necessary to preserve and protect such interest.

SECTION 3.11    The Bank May Own Notes.    The Bank, and any Affiliate of the Bank, may in its individual or any other capacity become the owner or pledgee of Notes with the same rights as it would have if it were not the Bank or an Affiliate thereof, except as otherwise expressly provided herein or in the other Transaction Documents. Except as set forth herein or in the other Transaction Documents, Notes so owned by the Bank or any such Affiliate will have an equal and proportionate benefit under the provisions of this Agreement and the other Transaction Documents, without preference, priority, or distinction as among all of the Notes. Unless all Notes are owned by the Issuer, the Bank, the Servicer, the Administrator or any of their respective Affiliates, any Notes owned by the Issuer, the Bank, the Servicer, the Administrator or any of their respective Affiliates shall be disregarded with respect to the determination of any request, demand, authorization, direction, notice, consent, vote or waiver hereunder or under any other Transaction Document.

ARTICLE IV

MISCELLANEOUS

SECTION 4.1    Transfers Intended as Sale; Security Interest.

(a)    Each of the parties hereto expressly intends and agrees that the transfers contemplated and effected under this Agreement are complete and absolute sales, transfers, assignments and contributions rather than pledges or assignments of only a security interest and shall be given effect as such for all purposes. It is further the intention of the parties hereto that the Receivables and the related Bank Transferred Assets shall not be part of the Bank’s estate in the event of a bankruptcy or insolvency of the Bank. The sales and transfers by the Bank of the Receivables and the related Bank Transferred Assets hereunder are and shall be without recourse to, or representation or warranty (express or implied) by, the Bank, except as otherwise specifically provided herein. The limited rights of recourse specified herein against the Bank are intended to provide a remedy for breach of representations and warranties relating to the condition of the property sold, rather than to the collectability of the Receivables.

(b)    Notwithstanding the foregoing, in the event that the Receivables and other Bank Transferred Assets are held to be property of the Bank, or if for any reason this Agreement is held or deemed to create indebtedness or a security interest in the Receivables and other Bank Transferred Assets, then it is intended that:

(i)    This Agreement shall be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York UCC and the UCC of any other applicable jurisdiction;

(ii)    The conveyance provided for in Section 2.1 shall be deemed to be a grant by the Bank of, and the Bank hereby grants to FTH LLC, a security interest in all of its right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to the Receivables and other Bank Transferred Assets, to secure such indebtedness and the performance of the obligations of the Bank hereunder;

(iii)    The possession by FTH LLC or its agent of the Receivable Files and any other property that constitute instruments, money, negotiable documents or chattel paper shall be deemed to be “possession by the secured party” or possession by FTH LLC or a Person designated by FTH LLC, for purposes of perfecting the security interest pursuant to the New York UCC and the UCC of any other applicable jurisdiction; and

(iv)    Notifications to Persons holding such property, and acknowledgments, receipts or confirmations from Persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, bailees or agents (as applicable) of FTH LLC for the purpose of perfecting such security interest under applicable law.

SECTION 4.2    Notices, Etc.  All demands, notices and communications hereunder shall be in writing and shall be delivered or mailed by registered or certified first-class United States mail, postage prepaid, hand delivery, prepaid courier service, or by facsimile or email (if an applicable facsimile number or email address is provided on Schedule I to the Sale Agreement), and addressed in each case as specified on Schedule I to the Sale Agreement, or at such other address as shall be designated by any of the specified addressees in a written notice to the other parties hereto. Any notice required or permitted to be mailed to a Noteholder shall be given by first class mail, postage prepaid, at the address of such Noteholder as shown in the Note Register. Delivery shall occur only upon receipt or reported tender of such communication by an officer of the recipient entitled to receive such notices located at the address of such recipient for notices hereunder; provided, however, that any notice to a Noteholder mailed within the time and manner prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Noteholder shall receive such notice.

SECTION 4.3    Choice of Law.    THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL, SUBSTANTIVE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE RULES THEREOF RELATING TO CONFLICTS OF LAW, OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 4.4    Headings.    The section headings hereof have been inserted for convenience only and shall not be construed to affect the meaning, construction or effect of this Agreement.

SECTION 4.5    Counterparts.    This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, regardless of whether delivered in physical or electronic form, but all of such counterparts shall together constitute but one and the same instrument.

SECTION 4.6    Amendment.

(a)    Any term or provision of this Agreement may be amended by the Bank and FTH LLC without the consent of the Indenture Trustee, the Issuer, any Noteholder, the Delaware Trustee, the Owner Trustee or any other Person subject to the satisfaction of one of the following conditions:

(i)    The Bank or FTH LLC delivers an Opinion of Counsel or an Officer’s Certificate to the Indenture Trustee to the effect that such amendment will not materially and adversely affect the interests of the Noteholders; or

(ii)    The Rating Agency Condition is satisfied with respect to such amendment and the Bank or FTH LLC notifies the Indenture Trustee in writing that the Rating Agency Condition is satisfied with respect to such amendment.

(b)    This Agreement may also be amended from time to time by the Bank and FTH LLC, with the consent of (i) the Holders of Notes evidencing not less than a majority of the Outstanding Note Balance, voting as a single class, and (ii) the Majority Certificateholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders. It will not be necessary for the Noteholders or Certificateholders to approve the particular form of any proposed amendment or consent, but it will be sufficient if the Noteholders and Certificateholders approve the substance thereof. The manner of obtaining such consents (and any other consents of Noteholders and Certificateholders provided for in this Agreement) and of evidencing the authorization of the execution thereof by Noteholders will be subject to such reasonable requirements as the Indenture Trustee may prescribe, including the establishment of record dates pursuant to the Note Depository Agreement.

(c)    Prior to the execution of any amendment pursuant to this Section 4.6, the Bank or FTH LLC shall provide written notification of the substance of such amendment to each Rating Agency; and promptly after the execution of any such amendment, the Bank or FTH LLC shall furnish a copy of such amendment to each Rating Agency, the Issuer and the Indenture Trustee; provided, that no amendment pursuant to this Section 4.6 shall be effective which materially and adversely affects the rights, protections or duties of the Delaware Trustee, the Indenture Trustee or the Owner Trustee without the prior written consent of such Person.

(d)    Prior to the execution of any amendment to this Agreement, the Delaware Trustee, the Owner Trustee and the Indenture Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and an Officer’s Certificate from the Seller or the Administrator that all conditions precedent to the execution and delivery of such amendment have been satisfied.

(e)    Notwithstanding subsections (a) or (b) of this Section 4.6, this Agreement may only be amended by the Bank and FTH LLC if (i) the Majority Certificateholders consent to such amendment or (ii) such amendment shall not, as evidenced by an Officer’s Certificate of the Bank or FTH LLC or an Opinion of Counsel delivered to the Delaware Trustee, the Indenture Trustee and the Owner Trustee, materially and adversely affect the interests of the Certificateholders. It will not be necessary for the Certificateholders to approve the particular form of any proposed amendment or consent, but it will be sufficient if the Certificateholders approve the substance thereof. The manner of obtaining such consents (and any other consents of the Certificateholders provided for in this Agreement) and of evidencing the authorization of the execution thereof by the Certificateholders will be subject to such reasonable requirements as the Owner Trustee may prescribe.

SECTION 4.7    Waivers.    No failure or delay on the part of FTH LLC, the Servicer, the Bank, the Issuer or the Indenture Trustee in exercising any power or right hereunder (to the extent such Person has any power or right hereunder) shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on FTH LLC or the Bank in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by either party under this Agreement shall, except as may otherwise be stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval under this Agreement shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

SECTION 4.8    Entire Agreement.    The Transaction Documents contain a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter thereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter thereof, superseding all prior oral or written understandings. There are no unwritten agreements among the parties.

SECTION 4.9    Severability of Provisions.    If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

SECTION 4.10    Binding Effect.    This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time as the parties hereto shall agree.

SECTION 4.11    Acknowledgment and Agreement.    By execution below, the Bank expressly acknowledges and consents to the conveyance of the Bank Transferred Assets and the assignment of all rights and obligations of the Bank related thereto by FTH LLC to the Seller pursuant to the Purchase Agreement and by the Seller to the Issuer pursuant to the Sale Agreement and the Grant of a security interest in the Receivables and the other Bank Transferred Assets by the Issuer to the Indenture Trustee pursuant to the Indenture for the benefit of the

Noteholders. In addition, the Bank hereby acknowledges and agrees that for so long as the Notes are outstanding, the Indenture Trustee will have the right to exercise all powers, privileges and claims of FTH LLC under this Agreement in the event that FTH LLC shall fail to exercise the same.

SECTION 4.12    Cumulative Remedies.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 4.13    Nonpetition Covenant. Each party hereto agrees that, prior to the date which is one year and one day after payment in full of all obligations of each Bankruptcy Remote Party in respect of all securities issued by any Bankruptcy Remote Party (i) such party shall not authorize any Bankruptcy Remote Party to commence a voluntary winding-up or other voluntary case or other Proceeding seeking liquidation, reorganization or other relief with respect to such Bankruptcy Remote Party or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect in any jurisdiction or seeking the appointment of an administrator, a trustee, receiver, liquidator, custodian or other similar official with respect to such Bankruptcy Remote Party or any substantial part of its property or to consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other Proceeding commenced against such Bankruptcy Remote Party, or to make a general assignment for the benefit of its creditors generally, any party hereto or any other creditor of such Bankruptcy Remote Party and (ii) such party shall not commence or join with any other Person in commencing any Proceeding against such Bankruptcy Remote Party under any bankruptcy, reorganization, liquidation or insolvency law or statute now or hereafter in effect in any jurisdiction. This Section shall survive the termination of this Agreement.

SECTION 4.14    Submission to Jurisdiction; Waiver of Jury Trial.  Each of the parties hereto hereby irrevocably and unconditionally:

(a)    submits for itself and its property in any Proceeding relating to this Agreement or any documents executed and delivered in connection herewith, or for recognition and enforcement of any judgment in respect thereof, to the nonexclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

(b)    consents that any such Proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of such Proceeding in any such court or that such Proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)    agrees that service of process in any such Proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address determined in accordance with Section 4.2 of this Agreement;

(d)    agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e)    to the extent permitted by applicable law, each party hereto irrevocably waives all right of trial by jury in any Proceeding or counterclaim based on, or arising out of, under or in connection with this Agreement, any other Transaction Document, or any matter arising hereunder or thereunder.

SECTION 4.15    Not Applicable to the Bank in Other Capacities.    Nothing in this Agreement shall affect any obligation the Bank may have in any other capacity.

SECTION 4.16    Information Requests.    The parties hereto shall provide any information reasonably requested by the Issuer, Fifth Third Holdings Funding, LLC or any of their Affiliates, in order to comply with or obtain more favorable treatment under any current or future law, rule, regulation, accounting rule or principle.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

FIFTH THIRD BANK

By:

Name:
Title:

FIFTH THIRD HOLDINGS, LLC

By:

Name:
Title:

S-1

EXHIBIT A

FORM OF

ASSIGNMENT PURSUANT TO RECEIVABLES SALE AGREEMENT

September 20, 2017

For value received, in accordance with the Receivables Sale Agreement, dated as of September 20, 2017, (the “Agreement”), between Fifth Third Bank, an Ohio banking corporation (the “Bank”), and Fifth Third Holdings, LLC, a Delaware limited liability company (“FTH LLC”), on the terms and subject to the conditions set forth in the Agreement, the Bank does hereby transfer, assign, sell, contribute and otherwise convey to FTH LLC without recourse (subject to the obligations in the Agreement) on the Closing Date, all of its right, title, interest, claims and demands in, to and under the Receivables set forth on the schedule of Receivables delivered by the Bank to FTH LLC on the date hereof, the Collections after the Cut-Off Date, the Receivable Files and the Related Security relating thereto, whether now owned or hereafter acquired.

The foregoing sale does not constitute and is not intended to result in an assumption by FTH LLC of any obligation of the undersigned or the Bank to the Obligors, the Dealers, insurers or any other Person in connection with the Receivables, or the other assets and properties conveyed hereunder or any agreement, document or instrument related thereto.

This assignment is made pursuant to and upon the representations, warranties and agreements on the part of the undersigned contained in the Agreement and is governed by the Agreement.

Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in the Agreement or, if not defined in the Agreement, in Appendix A to the Sale Agreement, dated as of September 20, 2017, between Fifth Third Auto Trust 2017-1 and Fifth Third Holdings Funding, LLC.

[Remainder of page intentionally left blank]

A-1

IN WITNESS WHEREOF, the undersigned has caused this assignment to be duly executed as of the date first above written.

FIFTH THIRD BANK

By:

Name:
Title:

A-2

SCHEDULE I

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE RECEIVABLES

(a)

Characteristics of Receivables.  As of the Cut-Off Date (or such other date as may be specifically set forth below), each Receivable: (i) has been fully executed or electronically authenticated (as defined by the UCC) by the Obligor thereto; (ii) contains provisions that permit the repossession and sale of the Financed Vehicle upon a default under the Receivable by the Obligor; (iii) provided, at origination, for level monthly payments which fully amortize the initial Outstanding Principal Balance over the original term; provided, that the amount of the first or last payment may be different from the level payment but in no event more than three times the level monthly payment; (iv) was originated in the United States.

(b)

Individual Characteristics.  As of the Cut-Off Date (or such other date as may be specifically set forth below), each Receivable has the following individual characteristics: (i) the Receivable is secured by a new or used automobile, light duty truck, van or other motor vehicle; (ii) the Receivable had an original term to maturity of not more than 84 months and not less than 24 months and the Receivable has a remaining term to maturity of not less than 3 months; (iii) the Receivable has a scheduled maturity date on or before December 31, 2023; (iv) the Receivable was not more than 30 days past due; (v) the Receivable was not noted in the records of the Servicer as being the subject of any pending bankruptcy or insolvency Proceeding; and (vi) the Receivable is a Simple Interest Receivable.

(c)

Security Interest.  The Receivable, is secured by a first priority perfected security interest in the Financed Vehicle in favor of the Bank, as secured party, or all necessary actions have been commenced that would result in a first priority perfected security interest in the Financed Vehicle in favor of the Bank, as secured party, which security interest, in either case, is assignable and has been so assigned (x) by the Bank to FTH LLC, (y) by FTH LLC to the Seller and (z) by the Seller to the Issuer.

(d)	Compliance with Law. The Receivable complied at the time it was originated or made, in all material respects with all requirements of law in effect at that time and applicable to such Receivable.

(e)

Binding Obligation.  The Receivable constitutes the legal and binding payment obligation in writing of the Obligor, enforceable in all respects by the holder thereof in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, liquidation or other laws, equitable principles and consumer protection laws and the Servicemembers Civil Relief Act, as amended, to the extent applicable to the related Obligor.

(f)	Receivable in Force. As of the Cut-Off Date, the Bank’s records related to the Receivables do not indicate that any Receivable was satisfied, subordinated or rescinded

Schedule I-1

or that the related Financed Vehicle was released from the lien granted by the Receivable in whole or in part.

(g)

No Waiver. As of the Cut-Off Date, no provision of a Receivable has been expressly waived in writing in any material respect, except by instruments or documents identified in the related Receivable File.

(h)

No Default. Except for payment delinquencies continuing for a period of not more than 30 days as of the Cut-Off Date, the records of the Servicer did not disclose any payment defaults under the terms of the Receivable existed as of the Cut-Off Date.

(i)	Insurance. Under the terms of the Receivable, the Obligor is required to maintain physical damage insurance covering the related Financed Vehicle.

(j)

No Government Obligor.  The Obligor on each Receivable is not listed on the Bank’s electronic records as the United States of America or any state thereof or any local government, or any agency, department, political subdivision or instrumentality of the United States of America or any state thereof or any local government.

(k)

Good Title.  As of the Closing Date, and immediately prior to the sale and transfer herein contemplated, the Bank had good and marketable title to each Receivable free and clear of all Liens (except Permitted Liens and any Lien which will be released prior to the sale and transfer of such Receivable to FTH LLC), and, immediately upon the sale and transfer thereof to FTH LLC, FTH LLC will have good and marketable title to each Receivable, free and clear of all Liens (other than Permitted Liens).

(l)	One Original. There is only one authenticated original or authoritative copy of the Contract (in each case within the meaning of the UCC) related to each Receivable.

(m)

No Defenses.  The Bank’s electronic records related to the Receivables do not reflect any right of rescission, setoff, counterclaim or defense, or of the same being asserted or threatened, with respect to any Receivable.

Schedule I-2

SCHEDULE II

PERFECTION REPRESENTATIONS, WARRANTIES AND COVENANTS

In addition to the representations, warranties and covenants contained in the Agreement, the Bank hereby represents, warrants, and covenants to FTH LLC as follows on the Closing Date:

General

1.    This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Receivables and the other Bank Transferred Assets in favor of FTH LLC, which security interest is prior to all other Liens, and is enforceable as such against creditors of and purchasers from the Bank.

2.    The Receivables constitute “chattel paper” (including “electronic chattel paper” or “tangible chattel paper”), “accounts”, “instruments”, “promissory notes”, “payment intangibles” or “general intangibles,” within the meaning of the applicable UCC.

3.    Immediately prior to the sale, transfer, contribution, assignment and/or conveyance of a Receivable, such Receivable is secured by a first priority validly perfected and enforceable security interest in the related Financed Vehicle in favor of the Bank, as secured party, or all necessary actions with respect to such Receivable have been taken or will be taken to perfect a first priority security interest in the related Financed Vehicle in favor of the Bank, as secured party, subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization, liquidation or other similar laws and equitable principles relating to or affecting the enforcement of creditors’ rights generally.

Creation

4.    Immediately prior to the sale, transfer, contribution, assignment and/or conveyance of a Receivable by the Bank to FTH LLC, the Bank owned and had good and marketable title to such Receivable free and clear of any Lien (other than any Liens in favor of FTH LLC) and immediately after the sale, transfer, assignment and conveyance of such Receivable to FTH LLC, FTH LLC will have good and marketable title to such Receivable free and clear of any Lien.

5.    The Bank has received all consents and approvals to the sale of the Receivables hereunder to FTH LLC required by the terms of the Receivables that constitute instruments.

Perfection

6.    The Bank has submitted or will have caused to be submitted, on the effective date of this Agreement, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the sale of the Receivables from the Bank to FTH LLC and the security interest in the Receivables granted to FTH LLC hereunder; and the Servicer, in its capacity as custodian, has in its possession the original copies

Schedule II-1

of such instruments or tangible chattel paper that constitute or evidence the Receivables, and all financing statements referred to in this paragraph contain a statement that: “A purchase of or security interest in any collateral described in this financing statement will violate the rights of the Secured Party/Purchaser.”

7.    With respect to Receivables that constitute an instrument or tangible chattel paper, either:

a.	All original executed copies of each such instrument or tangible chattel paper have been delivered to the Indenture Trustee, as pledgee of the Issuer; or

b.

Such instruments or tangible chattel paper are in the possession of the Servicer and the Indenture Trustee has received a written acknowledgment from the Servicer that the Servicer (in its capacity as custodian) is holding such instruments or tangible chattel paper solely on behalf and for the benefit of the Indenture Trustee, as pledgee of the Issuer; or

c.

The Servicer received possession of such instruments or tangible chattel paper after the Indenture Trustee received a written acknowledgment from the Servicer that the Servicer is acting solely as agent of the Indenture Trustee, as pledgee of the Issuer.

Priority

8.    The Bank has not authorized the filing of, and is not aware of any financing statements against the Bank that include a description of collateral covering the Receivables other than any financing statement (i) relating to the conveyance of the Receivables by the Bank to FTH LLC under the Receivables Sale Agreement, (ii) relating to the conveyance of the Receivables by FTH LLC to the Seller under the Purchase Agreement, (iii) relating to the conveyance of the Receivables by the Seller to the Issuer under the Sale Agreement, (iv) relating to the security interest granted to the Indenture Trustee under the Indenture or (v) that has been terminated.

9.    The Bank is not aware of any material judgment, ERISA or tax lien filings against the Bank.

10.    Neither the Bank nor a custodian or vaulting agent thereof holding any Receivable that is electronic chattel paper has communicated an “authoritative copy” (as such term is used in Section 9-105 of the UCC) of any loan agreement that constitutes or evidences such Receivable to any Person other than the Servicer.

11.    None of the instruments, electronic chattel paper or tangible chattel paper that constitutes or evidences the Receivables has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than FTH LLC, the Seller, the Issuer or the Indenture Trustee.

Schedule II-2

Survival of Perfection Representations

12.    Notwithstanding any other provision of this Agreement or any other Transaction Document, the perfection representations, warranties and covenants contained in this Schedule II shall be continuing, and remain in full force and effect until such time as all obligations under the Transaction Documents and the Notes have been finally and fully paid and performed.

No Waiver

13.    The Bank shall provide the Rating Agencies with prompt written notice of any material breach of the perfection representations, warranties and covenants contained in this Schedule II, and shall not, without satisfying the Rating Agency Condition, waive a breach of any of such perfection representations, warranties or covenants.

Schedule II-3